UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 7, 2024

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.55 par value	PWOD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2024, Penns Woods Bancorp, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders for which the Board of Directors solicited proxies to consider and vote upon the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2024. As of the record date for the Annual Meeting, holders of a total of 7,513,898 shares of the Company’s common stock were entitled to vote on the matters considered at the Annual Meeting.

The proposals voted on at the Annual Meeting by shareholders of the Company and the voting results were as follows:

Proposal No. 1. Election of Class 2 directors.

Nominee	For	Withhold	Broker Nonvotes
William J. Edwards	3,433,647	965,286	1,391,403
Cameron W. Kephart	3,569,012	829,921	1,391,403
Charles E. Kranich, II	2,996,789	1,402,144	1,391,403
Jill F. Schwartz	3,626,315	772,618	1,391,403

Proposal No. 2. Ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Votes For	Votes Against	Abstentions	Broker Nonvotes
5,509,020	213,240	68,075	0

Item 7.01	Regulation FD Disclosure.

In light of discussions with Company shareholders, including larger institutional holders, and considering the views and recommendations of proxy advisory services in connection with the Meeting, the voting results on the say-on-pay proposal at the Company’s 2023 annual meeting of shareholders, and the voting results at the Meeting, the Compensation Committee of the Board of Directors, with the concurrence and support of the Company’s Chief Executive Officer, has commenced a review of the Chief Executive Officer’s employment agreement and total compensation. Such review will encompass, among other things, a review of reported compensation for the Company’s peer group, an analysis of banking industry compensation generally, and comments received from shareholders and proxy advisory services. The review may result in recommended changes to the Chief Executive Officer’s employment agreement and total pay package, as well as changes in metrics used for payments made to executive officers generally under the Company’s cash incentive program. The review is expected to be completed during the second quarter of 2024. Any recommended changes to the Chief Executive Officer’s existing employment agreement would require an amendment to the agreement with the Chief Executive Officer’s consent.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits:

104                  Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.
Dated: May 8, 2024
	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer